                                                                Exhibit 4(c)

                           [Form of Face of Security]

                          [Fixed Rate Medium-Term Note]

REGISTERED                                  REGISTERED
No. FXR-__________                          PRINCIPAL
CUSIP No.:__________                        AMOUNT (and Specified
                                            Currencies if other than U.S.
                                            dollars):

                                MERCK & CO., INC.

                           MEDIUM-TERM NOTE, SERIES C

         [Insert if the Security is to be a Book-Entry Security -- This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depository or a nominee of a Depository. This Security is exchangeable for Securities registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository.

         Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

ORIGINAL ISSUE DATE:                     AUTHORIZED DENOMINATIONS:

                                         (if Specified Currency is
                                         other than U.S. dollars)


INTEREST RATE:                           MATURITY DATE:


OPTIONAL REPAYMENT DATES:                REDEMPTION
                                         COMMENCEMENT DATE:


REDEMPTION PERIODS:                      REDEMPTION PRICES:


OTHER PROVISIONS:



         Merck & Co., Inc., a New Jersey corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to) , for value received, hereby promises to pay to [INSERT IF THE SECURITY IS TO BE A GLOBAL SECURITY -- Cede & Co., as nominee for The Depository Trust Company], ______________________________________, or registered assigns, the principal sum of _____________________ [Specified Currency] on the Maturity Date specified above [if the Security is to bear interest prior to Maturity, insert -- , and to pay interest thereon from and including the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 1 and November 1 in each year and at Maturity, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is after the Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Original Issue Date), at the rate per annum specified above, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate equal to the Interest Rate specified above on any overdue principal and premium and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business Day in New York City), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture]. [If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the Default Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the Default Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand or payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made in the Specified Currency specified above (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, however, that, if this Security is denominated in other than U.S. dollars, payments of principal (and premium, if any) and interest on this Security will nevertheless be made in U.S. dollars:
(a) at the option of the Holder of this Security under the procedures described in the two next succeeding paragraphs and (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the fifth succeeding paragraph. The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the "Paying Agent Office") in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed First Trust of New York, National Association, as such Paying Agent, with the Paying Agent Office currently at 100 Wall Street, New York, New York. The Company will give prompt written notice to the Trustee of any change in such appointment.

         Except as provided in the next paragraph, payments of interest and principal (and premium, if any) for any Security of this series denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Security on the relevant Regular Record Date, or at the Maturity of such Security, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its Corporate Trust Office in The City of New York on or before such Regular Record Date, or the date 15 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transaction. Any such request made for any Security by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Security payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before the Maturity of such Security, as the case may be.

         The U.S. dollar amount to be received by a Holder of a Security denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 a.m., New York City time on the second

Market Day (as hereinafter defined) next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Market Day preceding the payment of principal (and premium, if any) or interest for any such Security, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Security will be borne by the Holder thereof by deductions from such payment. If this Security is denominated in a Specified Currency other than U.S. dollars, (i) the Company will at all times appoint and maintain an agent that is not an affiliate of the Company as Exchange Rate Agent hereunder; and (ii) the Company has initially appointed First Trust of New York, National Association, as such Exchange Rate Agent and will give prompt written notice to the Trustee of any change in such appointment.

         "Market Day" means (a) with respect to any Security other than a Security denominated other than in U.S. dollars, any day that is a Business Day in The City of New York, (b) with respect to a Security denominated in a currency other than U.S. dollars, except for a Security denominated in European Currency Units ("ECUs"), any day that is a Business Day in The City of New York and in the principal financial center of the country of the Specified Currency and (c) with respect to a Security denominated in ECUs, any day that is a Business Day in The City of New York and that is designated as an ECU settlement day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU are made.

         Payment of the principal of (and premium, if any) and interest on any Security of this series due at the Maturity of such Security will be made in immediately available funds upon surrender of such Security at the Corporate Trust Office of First Trust of New York, National Association, in the Borough of Manhattan, The City of New York; provided that such Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on any Security of this series (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

         A payment on this Security due on any day that is not a Market Day with respect to this Security need not be made on such a day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

         Payments of interest and principal (and premium, if any) on this Security to be paid in a Specified Currency other than U.S. dollars will be made by wire transfer to such account maintained by the Holder with a bank located in the country issuing the Specified Currency (or, with respect to Securities denominated in ECUs, Brussels) or other jurisdiction acceptable to the Company and the Trustee as shall have been designated in writing on or prior to the relevant Regular Record Date preceding the Interest Payment Date or 15 days preceding Maturity, as the case may be, by the registered Holder of this Security on the relevant Regular Record Date or Maturity; provided that, in the case of payment of principal of (and premium, if any) and any interest due at Maturity, the Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York, and, unless revoked in writing, any such designation made with respect to this Security by a registered Holder will remain in effect with respect to any further payments with respect to such Security payable to such Holder. If a payment with respect to this Security cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 5 Market Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Security in respect of which payments are made.

         If the principal of (and premium, if any) or interest on this Security is payable in other than U.S. dollars and such Specified Currency is not available, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payments in U.S. dollars on the basis of the most recently available Exchange Rate (as defined on the reverse hereof).

         If the Specified Currency specified above is converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued such Specified Currency (which may include European Community law), any payments in respect of this Security otherwise required to be made in such Specified Currency shall be made in the currency into or by which such Specified Currency has been so converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law), and such Specified Currency shall not be deemed to be unavailable to the Company solely by reason of any such conversion or replacement. If any currency is introduced in the jurisdiction issuing the Specified Currency on the basis of legally enforceable equivalency to such Specified Currency pursuant to law having general and direct applicability in such state (which may include European Community law) in preparation for conversion of such Specified Currency into, or replacement of such Specified Currency by, such other currency, the Company shall be entitled, at its option, to make any payments in respect of this Security otherwise required to be made in such Specified Currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law). Making payments in accordance with this paragraph shall not, by itself, constitute a default in the Company's obligations to make such payments. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph involving the Specified Currency shall, by itself, entitle the Company to avoid its obligations under this Security or entitle the Company or any Holder of this Security to recission of the purchase and sale of this Security or to reformation of any of the terms hereof on the grounds of impossibility or impracticability of performance, frustration of purpose or otherwise.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                            MERCK & CO., INC.

                                            By __________________________

Attest:

_________________________


                          CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION,
  As Trustee

By ______________________________________
   Authorized Officer

                          [Form of Reverse of Security]
                          [Fixed Rate Medium-Term Note]

                                MERCK & CO., INC.

                           MEDIUM-TERM NOTE, SERIES C

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1991, as amended and supplemented (herein called the "Indenture"), between the Company and First Trust of New York, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued upon original issuance under the Indenture from time to time at an aggregate initial public offering price not to exceed $1,670,000,000 or its equivalent in one or more other currencies or composite currencies; provided, however, that the foregoing limit may be increased by the Company if in the future it determines that it may wish to sell additional Securities of this series.

         Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest hereon shall be computed on the basis of a 360-day year of twelve 30-day months.

         This Security is not subject to any sinking fund and, unless a Redemption Commencement Date is specified on the face hereof, this Security shall not be redeemable before the Maturity Date specified on the face hereof. If a Redemption Commencement Date is so specified, this Security is subject to redemption upon not more than 60 or less than 30 days' notice by first class mail at any time on or after the Redemption Commencement Date, as a whole or in part in increments of $1,000 or such other minimum Authorized Denomination as is specified on the face hereof (provided that any principal amount of such Security be at least $1,000 or such other minimum Authorized Denomination), at the election of the Company, at the Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security) applicable to the Redemption Period so specified during which this Security is to be redeemed, together in the case of any such redemption with accrued interest to the Redemption Date; but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed portion will be issued to the registered Holder upon the cancellation hereof.

         This Security will be repayable by the Company at the option of the Holder hereof prior to Stated Maturity only if one or more Optional Repayment Dates are specified on the face hereof. If so specified, this Security will be subject to repayment at the option of the Holder hereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum Authorized Denomination specified herein (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid (or, if this Security is an Original Issue Discount Security, such lesser amount as provided herein), together with unpaid interest accrued to the date of repayment. For this Security to be repaid, such Security must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder shall be irrevocable.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Original Issue Discount Securities, an amount of principal thereof determined in accordance with the provisions of this Security set out in the next paragraph (the "Default

Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

         If this Security is an Original Issue Discount Security and if an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the adjusted issue price as at the first day of the accrual period (as determined under Treasury Regulation Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended), in which the date of acceleration occurs, increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, (as determined under Treasury Regulation Section 1.1272-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended). Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

         The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange thereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Book-Entry Security certain additional limitations), the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Securities of this series are issuable only in registered form without coupons in denominations of (i) if denominated in U.S. dollars, $1,000 and any integral multiple thereof or (ii) if denominated in a Specified Currency other than U.S. dollars, the amount of such Specified Currency which is equivalent, at the noon buying rate in The City of New York for cable transfers for such Specified Currency (the "Exchange Rate") on the first Business Day in The City of New York and in the country issuing such currency (or, for ECUs, Brussels) next preceding the Original Issue Date, to $1,000 (rounded down to an integral multiple of 1,000 units (but not less than 1,000 units) of the Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency. The Securities of this series may be issued, in whole or in part, in the form of one or more Book-Entry Securities bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to The Depository Trust Company as depository for the Book-Entry Securities of this series (the "Depository") or its nominee and registered in the name of the Depository or such nominee. As provided in the Indenture and subject to certain limitations (including, in the case of any Book-

Entry Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT - _________ Custodian __________
                              (Cust)               (Minor)
                   under Uniform Gifts to Minors Act

                   __________________________________
                                 (State)

                Additional abbreviations may also be used though
                             not in the above list.

                       __________________________________

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

__________________________________
__________________________________


________________________________________________________________________________
________________________________________________________________________________
                  (Please Print or Typewrite Name and Address,
                     Including Postal Zip Code, of Assignee)


________________________________________________________________________________
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints ___________________________________________

________________________________________________________________________________

________________________________________________________________________________
to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:  ________________

Signature Guaranteed

______________________________              ______________________________
NOTICE:  Signature must be                  NOTICE:  The signature to
guaranteed by a member firm of              this assignment must
the New York Stock Exchange or              correspond with the name
a commercial bank or trust                  as written upon the face
company.                                    of the within Security in
                                            every particular, without
                                            alteration or enlargement
                                            or any change whatever.

                            OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be increments of $1,000 or such other minimum Authorized Denomination as is specified on the face hereof) which the holder elects to have repaid: __________________________; and specify the denomination or denominations (which shall not be less than the minimum Authorized Denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

______________________________.

Date:_________________________
                                            _____________________________
                                            NOTICE: The signature on this
                                            Option to Elect Repayment must
                                            correspond with the name as
                                            written upon the face of the
                                            within instrument in every
                                            particular without alteration
                                            or enlargement or any change
                                            whatsoever.